EXHIBIT 32

EX-32 SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as an officer of Premier Entertainment Biloxi LLC, (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•                  The Quarterly Report of the Company on Form l0-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 14, 2005

/s/ Joseph L. Billhimer
Name:	Joseph L. Billhimer
Title:	Chief Operating Officer and acting chief financial officer/chief accounting officer